NEW JERSEY DEPARTMENT OF TREASURY
DIVISION OF REVENUE, BUSINESS GATEWAY SERVICES

CERTIFICATE OF INC, (PROFIT)

SERINO 4 CORP
0400090728

The above-named DOMESTIC PROFIT CORPORATION was duly filed in accordance with New Jersey State Law on 04/29/2005 and was assigned identification number 0400090728. Following are the articles that constitute its original certificate.

1. Name:
SERINO 4 CORP

2. The Registered Agent:
VINCENT L. VERDIRAMO

3. The Registered Office:
3163 KENNEDY BOULEVARD
JERSEY CITY, NJ 07306

4. Business Purpose:
General, For Any Lawful Purpose Under N.J.S.A 14A:1-1 et seq.

5. Stock:
2000000

6. First Board of Directors:
VINCENT L. VERDIRAMO
3163 KENNEDY BOULEVARD

JERSEY CITY, NJ 07306

7. Incorporators:
VINCENT L. VERDIRAMO
3163 KENNEDY BOULEVARD

JERSEY CITY, NJ 07306

8. The Main Business Address:
3163 KENNEDY BOULEVARD
JERSEY CITY, NJ 07306

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NEW JERSEY DEPARTMENT OF TREASURY
DIVISION OF REVENUE, BUSINESS GATEWAY SERVICES

CERTIFICATE OF INC, (PROFIT)

SERINO 4 CORP
0400090728

Signatures:
VINCENT L. VERDIRAMO

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal at Trenton, this
05/02/2005

John E McCormac, CPA
Treasurer of the State of New Jersey